UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

RPM INTERNATIONAL INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

ADDITIONAL INFORMATION REGARDING THE

ANNUAL MEETING OF STOCKHOLDERS OF RPM INTERNATIONAL INC.

TO BE HELD ON OCTOBER 7, 2021

The following Notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of RPM International Inc. (the “Company”), dated August 25, 2021, furnished to the Company’s stockholders in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, October 7, 2021 at 2:00 p.m. Eastern Daylight Time. This supplement is being filed with the Securities and Exchange Commission and is being made available to the Company’s stockholders on or about September 15, 2021.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT

NOTICE OF CHANGE OF LOCATION

OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON THURSDAY, OCTOBER 7, 2021

TO RPM INTERNATIONAL STOCKHOLDERS:

In light of the continuing impact of Covid-19 and its variants, and to maintain the health and safety of our investors and employees, NOTICE IS HEREBY GIVEN that the location of the Annual Meeting has been changed to be held in a virtual meeting format only. You will not be able to attend the Annual Meeting in person. As previously announced, the Annual Meeting will be held on Thursday, October 7, 2021 at 2:00 p.m. Eastern Daylight Time.

If you were a stockholder of the Company as of the close of business on the record date of August 13, 2021, you are entitled to participate in the Annual Meeting, vote your shares and ask questions during the Annual Meeting, which will be webcast live and can be accessed at www.rpminc.com or www.virtualshareholdermeeting.com/RPM2021. A replay will be available until October 6, 2022.

To participate in the Annual Meeting as a stockholder, you will need the 16-digit control number included on your proxy card. Guests without a control number can attend the Annual Meeting in listen-only mode but will not have the ability to ask questions or vote.

As a stockholder, regardless of your plans to attend the virtual-only Annual Meeting, you are encouraged to vote and submit your proxy in advance of the Annual Meeting using one of the methods described in the Proxy Statement. This will ensure that your vote will be counted if you later decide not to attend the Annual Meeting. The proxy card included with your Proxy Statement will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting. You may vote during the Annual Meeting by following the instructions available on the Annual Meeting website. For assistance leading up the Annual Meeting, call Innisfree M&A Incorporated at (888) 750-5834. A support line will be available on the Annual Meeting website shortly prior to, and during, the Annual Meeting to assist stockholders with any technical difficulties they may have accessing or hearing the virtual Annual Meeting.

If you wish to submit a question, as a stockholder you may do so during the virtual Annual Meeting by typing your question in the “Ask a Question” field and clicking “Submit.” If any questions pertinent to Company matters cannot be answered during the Annual Meeting due to time constraints, the Company will make an effort to address those questions in the Frequently Asked Questions section of the Company’s website at www.rpminc.com. This will be done as soon as reasonably practicable after the Annual Meeting and will remain available for one week after posting.

By Order of the Board of Directors.

EDWARD W. MOORE
Secretary

September 15, 2021